UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Heartland Financial USA, Inc.
(Exact name of registrant as specified in its charter)

Delaware	42-1405748
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

1398 Central Avenue
Dubuque, Iowa 52001
(Address of principal executive offices, including zip code)

Securities to be registered to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:

Depositary Shares, Each Representing a 1/400th Interest in a Share of 7.00% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series E, par value $1.00 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.   ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.    ☐

If this form relates to the registration of a class of securities concurrently with Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-233120

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The securities registered hereby are depositary shares (the “Depositary Shares”) of Heartland Financial USA, Inc. (“Heartland”), each representing a 1/400th ownership interest in a share of Heartland’s 7.00% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series E, par value $1.00 per share (the “Preferred Stock”), with a liquidation preference of $10,000 per share of Preferred Stock (equivalent to $25 per Depositary Share). For a description of the Preferred Stock and the Depositary Shares, reference is made to the information set forth under the headings “Description of Preferred Stock” and “Description of Depositary Shares” in (a) Heartland’s prospectus supplement, dated June 19, 2020 and filed with the Securities and Exchange Commission on June 22, 2020, and (b) the base prospectus, dated August 8, 2019, which constitutes a part of Heartland’s Registration Statement on Form S-3 (File No. 333-233120) filed with the Securities and Exchange Commission on August 8, 2019, with both filings made under the Securities Act of 1933, as amended.  The foregoing information is hereby incorporated herein by reference.

Item 2.  Exhibits.

The documents listed below are filed as exhibits to this registration statement:

3.1
Restated Certificate of Incorporation of Heartland Financial USA, Inc. and Certificate of Designation of Series A Junior Participating Preferred Stock as filed with the Delaware Secretary of State on June 10, 2002 (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed on November 8, 2008).

3.2	Bylaws of Heartland Financial USA, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K filed on March 15, 2004).

3.3
Amendment to Certificate of Incorporation of Heartland Financial USA, Inc. as filed with the Delaware Secretary of State on July 30, 2009 (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed on August 10, 2009).

3.4
Certificate of Designation of Senior Non-Cumulative Perpetual Preferred Stock, Series C, as filed with the Delaware Secretary of State on September 12, 2011 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on September 15, 2011).

3.5
Amendment to Certificate of Incorporation of Heartland Financial USA, Inc. filed with the Delaware Secretary of State on May 28, 2015 (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed on August 6, 2015).

3.6
Certificate of Designation of 7% Senior Non-Cumulative Perpetual Convertible Preferred Stock, Series D, as filed with the Delaware Secretary of State on February 5, 2016 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on February 11, 2016).

3.7
Amendment to Certificate of Incorporation of Heartland Financial USA, Inc. as filed with the Delaware Secretary of State on May 18, 2017 (incorporated by reference to Exhibit 3.4 to the Registrant's Amendment No. 2 to it Form S-4 Registration Statement filed on May 18, 2017).

3.8
Amendment to Certificate of Incorporation of Heartland Financial USA, Inc. as filed with the Delaware Secretary of State on August 28, 2018 (incorporated by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q filed on November 6, 2018).

3.9
Amendment to Certificate of Incorporation of Heartland Financial USA, Inc. as filed with the Delaware Secretary of State on May 23, 2019 (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed on August 7, 2019).

3.10
Amendment to Certificate of Incorporation of Heartland Financial USA, Inc. as filed with the Delaware Secretary of State on June 6, 2019 (incorporated by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q filed on August 7, 2019).

3.11
Certificate of Designation of 7.00% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series E, filed with the Secretary of State of the State of Delaware on June 25, 2020 (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed on June 26, 2020).

4.1
Form of Specimen Stock Certificate for Heartland Financial USA, Inc. common stock (incorporated by reference to Exhibit 4.1 to Registrant’s Registration Statement on Form S-4 (File No. 33-76228) filed on May 4, 1994).

4.2
Rights Agreement, dated as of January 17, 2012, between Heartland Financial USA, Inc. and Dubuque Bank and Trust Company, as Rights Agent (incorporated by reference to Exhibit 4.1 to Registrant’s Form 8-A filed on May 17, 2012).

4.3
Form of certificate representing the 7.00% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series E (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed on June 26, 2020).

4.4
Deposit Agreement, dated June 26, 2020, by and among Heartland Financial USA, Inc., Broadridge Corporate Issuer Solutions, Inc. and the holders from time to time of Depositary Receipts described therein (incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K filed on June 26, 2020).

4.5	Form of Depositary Receipt representing Depositary Shares (included as Exhibit A to Exhibit 4.2 to Current Report on Form 8-K filed on June 26, 2020).

 SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

HEARTLAND FINANCIAL USA, INC.

Dated: June 26, 2020	By:	/s/ Bryan R. McKeag
Bryan R. McKeag Executive Vice President and Chief Financial Officer